UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2017

GOLDEN GROWERS COOPERATIVE

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 Main Ave W, Suite 5

West Fargo, ND 58078

(Address of principal executive offices)

(701) 281-0468

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.             Other Events.

On June 9, 2017, Golden Growers Cooperative (the “Cooperative”) received a distribution of $5,176,398 from ProGold Limited Liability Company (“ProGold”), which represents monthly distributions previously suspended by the ProGold Board of Governors due to uncertainty regarding the use of its corn wet-milling facility starting on January 1, 2018. On May 23, 2017, the ProGold Board of Governors voted to resume monthly distributions to its partners following the execution of the Second Amended and Restated Facility Lease by ProGold and Cargill dated as of April 4, 2017. Under the lease, Cargill will lease the corn wet-milling facility starting on January 1, 2018 through December 31, 2022 with an automatic extension through December 31, 2023 under certain circumstances and subject to the terms and conditions previously disclosed in the Cooperative’s Form 8-K dated April 4, 2017.

The Cooperative has a 49% ownership interest in ProGold, which is the Cooperative’s primary asset.  In addition to giving the Cooperative the right to receive distributions from ProGold, the ownership interest also provides the Cooperative’s members with additional value for the delivery of their corn for processing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

	By	/s/ Scott Stofferahn
Date: June 13, 2017		Scott Stofferahn
Executive Vice President and Chief Executive Officer

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